Exhibit 4.13

ARTICLES OF CONVERSION OF PENN VIRGINIA OIL & GAS CORPORATION TO PENN VIRGINIA OIL & GAS, L.P. December 27, 2004

Pursuant to the provisions of Article 5.18 of the Texas Business Corporation Act (the “TBCA”), Penn Virginia Oil & Gas Corporation, a Texas corporation, hereby adopts and authorizes for filing with the Texas Secretary of State the following Articles of Conversion for the purpose of effecting the conversion described below (the “Conversion”). These Articles of Conversion shall become effective at 5:07 p.m. (Eastern Time) on December 31, 2004.

1. A plan of conversion (the “Plan of Conversion”) has been adopted and approved by Penn Virginia Oil & Gas Corporation, a corporation incorporated under the laws of the State of Texas (the “Converting Entity”), in accordance with the provisions of Article 5.03 of the TBCA providing for the Conversion of the Converting Entity into Penn Virginia Oil & Gas, L.P., a limited partnership to be formed under the laws of the State of Texas (the “Converted Entity”).

2. The executed Plan of Conversion is on file at the principal place of business of the Converting Entity at 840 Gessner, Suite 800, Houston, Texas 77024. The executed Plan of Conversion will be on file, from and after the Conversion, at the principal place of business of the Converted Entity at 840 Gessner, Suite 800, Houston, Texas 77024.

3. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the Conversion) or the Converted Entity (after the Conversion), on written request and without cost, to any shareholder of the Converting Entity or partner of the Converted Entity.

4. The Converting Entity has outstanding 100 shares of common stock, $0.10 par value per share (being the Converting Entity’s only outstanding class of capital stock), all of which were voted in favor of the Conversion.

5. The Converted Entity will be liable for the payment of all filing fees and franchise taxes required by law to be paid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion as of the date first set forth above.

PENN VIRGINIA OIL & GAS CORPORATION

By:
Name:	H. Baird Whitehead
Title:	President

EXECUTED as of the date written first above.

PENN VIRGINIA OIL & GAS GP LLC, its general partner

By:
Name:	H. Baird Whitehead
Title:	President

CERTIFICATE OF LIMITED PARTNERSHIP OF PENN VIRGINIA OIL & GAS, L.P.

This Certificate of Limited Partnership, dated December 27, 2004, has been duly executed and is filed pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is:

Penn Virginia Oil & Gas, L.P.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 1.06 of the Act is:

CT Corporation System

350 North St. Paul St.

Dallas, Texas 75201.

The name and the address of the registered agent for service of process required to be maintained by Section 1.06 of the Act are:

CT Corporation System

350 North St. Paul St.

Dallas, Texas 75201.

3. General Partner. The name and the business, residence or mailing address of the general partner and principal office in the United States where the partnership’s records are kept are:

Penn Virginia Oil & Gas GP LLC

Three Radnor Corporate Center

Suite 230, 100 Matsonford Rd.

Radnor, Pennsylvania 19087

4. Pursuant to Plan of Conversion. This limited partnership is being formed pursuant to a Plan of Conversion under Section 2.15 of the Act. The converting entity is Penn Virginia Oil & Gas Corporation, a Texas corporation formed on January 25, 1993, whose address is 840 Gessner, Suite 800, Houston, Texas 77024.

5. Effective Date. This Certificate of Limited Partnership shall become effective at 5:07 p.m. (Eastern Time) on December 31, 2004.

Form 622 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Merger Combination Merger Business Organizations Code	This space reserved for office use.

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, and state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party1

Penn Virginia Oil & Gas, L.P.
Name of Organization
The organization is a for profit limited partnership	It is organized under the laws of
Specify organizational form (eg., for profit corporation)

Texas USA The file number, if any, is	800431799
State Country	Texas Secretary of State file number

Its principal place of business is	840 Gessner Road, Suite 800 Houston Texas 77024
Address City State

☒	The organization will survive the merger.	☐	The organization will not survive the merger.

☐	The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 2

PV Empresa, LLC
Name of Organization
The organization is a for profit limited liability company It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Delaware USA The file number, if any, is	800811940
State Country Texas Secretary of State file number

Its principal place of business is	3 Radnor Corp. Ctr, Suite 300, Radnor PA 19087
Address City State

☐	The organization will survive the merger.	☒	The organization will not survive the merger.

☐	The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 3

Form 622	7

Name of Organization The organization is a		It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

The file number, if any, is
State	Country		Texas Secretary of State file number

Its principal place of business is
	Address	City	State

☐	The organization will survive the merger.	☐	The organization will not survive the merger.

☐	The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

☐	The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

By checking the following boxes, each domestic filing entity certifies that:

☒ A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

☒ On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger.

If a filling entity is to survive the merger, complete either A or B. If B is selected, provide relevant information in the space provided.

Amendments

☒ A. No amendments to the certificate of formation of any filing entity that is a party to the merger are effected by the merger.

☐ B. The plan of merger effected changes or amendments to the certificate of formation of

Name to filing entity effecting amendments

The changes or amendments to the filing entity’s certificate of formation, other than the name change noted previously, are stated below.

Amendment Text Area

Form 622	8

Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

Form 622	9

NEW ORGANIZATION 1

Name		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State	Zip Code

NEW ORGANIZATION 2

Name		Jurisdiction	Entity Type (See Instructions)

Principal Place of Business Address	City		State	Zip Code

NEW ORGANIZATION 3

Name		Jurisdiction	Entity Type (See Instructions)

Principal Place of Business Address	City		State	Zip

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of
Name of domestic entity
was not required by the provisions of the BOC.

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Form 622	10

☐	Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☒	In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Form 622	11

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: October 19, 2007

PV Empresa, LLC
Merging Entity Name

Signature and title of authorized person

Penn Virginia Oil & Gas, L.P.
Merging Entity Name

Signature and title of authorized person

Merging Entity Name

Signature and title of authorized person

Form 622	12